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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934



         DATE OF REPORT                                 COMMISSION FILE NUMBER
          MAY 4, 1998                                          0-21943
(Date of earliest event reported)



                     - - - - - - - - - - - - - - - - - - -

                              FOUR MEDIA COMPANY
            (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                                   95-4599440
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

       2813 WEST ALAMEDA AVENUE
          BURBANK, CALIFORNIA                                      91505
(Address of principal executive offices)                         (Zip code)



        Registrant's telephone number including area code: 818-840-7000


                                Not applicable
        (Former name and former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 4, 1998, Four Media Company ("4MC") through its wholly owned subsidiary VSDD Acquisition Corp., acquired all of the outstanding membership interests in Symphonic Video LLC and Digital Doctors LLC from their parent companies Video Symphony, Inc. and Digital Doctors, Inc. (collectively "VSI"). In this transaction, 4MC effectively acquired all of the operations of VSI.

         The aggregate consideration paid totaled approximately $5,500,000, consisting of approximately $3,200,000 of 4MC common stock and the assumption of debt of approximately $2,300,000.

         VSI rents and supports nonlinear editing systems to its television and film customers. 4MC intends to conduct the VSI business in a substantially similar manner as was conducted by VSI.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired.  It is impractical to
              -----------------------------------------
provide the required financial statements for VSI at this time. 4MC intends to file the required financial statements as soon as possible, but not later than 60 days after the date this Form 8-K is required to be filed.

         (b)  Pro Forma Financial Information.  It is impractical to provide
              -------------------------------
the required pro forma financial information for VSI at this time. 4MC intends to file the required pro forma financial information as soon as possible, but not later than 60 days after the date this Form 8-K is required to be filed.

         (c)  Exhibits
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               10.1  Asset Purchase Agreement and Plan of Reorganization By and
                     Among Video Symphony, Inc., Digital Doctors, Inc., Four Media Company and VSDD Acquisition Corp. dated April 27, 1998 (without exhibits or schedules)
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Four Media Company

May 18, 1998                         By:  /s/ Alan S. Unger
-----------------                        ------------------------
Date                                     Alan S. Unger,
                                         Vice President and Chief
                                         Financial Officer